UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

American Outdoor Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39366	84-4630928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Route Z, Suite A Columbia, Missouri		65202
(Address of principal executive offices)		(Zip Code)

(800) 338-9585

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	AOUT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2021, our Board of Directors, or the Board, approved the adoption of our Second Amended and Restated Bylaws, or the Amended Bylaws, effective as of September 25, 2021, which amend and restate our Amended and Restated Bylaws, or the Original Bylaws, to phase out of the classification of our Board over a three-year period.

Pursuant to the Amended Bylaws, until the 2024 annual meeting of stockholders, our Board will be divided into three classes, as nearly equal in number as possible (subject to variances resulting from the phasing out of the classification of the Board), designated as Class I, Class II, and Class III. The members of the Board serving, as of the effectiveness of the Amended Bylaws, as (a) Class I directors, shall serve until the 2024 annual meeting of stockholders, (b) Class II directors, shall serve until the 2022 annual meeting of stockholders, and (c) Class III directors, shall serve until the 2023 annual meeting of stockholders. Commencing with our 2022 annual meeting of stockholders, directors of each class the term of which then expires will be elected to hold office for a one-year term, and any additional director elected due to an increase in the number of directors, will not be assigned to a class and will hold office until the election and qualification of such director’s successor at the next annual meeting of stockholders. From and after the 2024 annual meeting of stockholders, there will be no classification of the members of the Board, and each director will serve until the election and qualification of such director’s successor at the next annual meeting of stockholders.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.2(a) to this Current Report on Form 8-K, and is incorporated in this Item 5.03 by reference.

Item 5.07.Submission of Matters to a Vote of Security Holders.

On September 24, 2021, we held our 2021 Annual Meeting of Stockholders, or the Annual Meeting, to consider and vote upon the following proposals: (1) to elect Brian D. Murphy and Mary E. Gallagher as Class I Directors for a three-year term ending at the annual meeting of stockholders to be held in 2024 and until their successors are elected and qualified; and (2) to ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent registered public accountant for the fiscal year ending April 30, 2022.

The following directors were elected at the annual meeting:

Director	Votes For	Votes Withheld	Broker Non- Votes
Brian D. Murphy	8,698,685	174,222	3,038,252
Mary E. Gallagher	8,740,289	132,618	3,038,252

Our stockholders ratified the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending April 30, 2022. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Ratification of Grant Thornton LLP as independent registered public accountants	11,852,932	39,763	18,464	—

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description

3.2(a)	Second Amended and Restated Bylaws of American Outdoor Brands, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OUTDOOR BRANDS, INC.

Date: September 27, 2021	By:	/s/ H. Andrew Fulmer
H. Andrew Fulmer
Executive Vice President, Chief Financial Officer, and Treasurer